FIFTH AMENDMENT TO THE
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS FIFTH AMENDMENT, effective as of the last date in the signature block, to the Amended and Restated Custody Agreement dated as of April 1, 2021, as amended (the “Agreement”), is entered into by and among each management investment company identified on Exhibit B attached hereto (each a “Company”), severally and not jointly, each Company acting for and on behalf of such series as are currently authorized and issued by the Company and may be authorized and issued by the applicable Company in the future subsequent to the date of this Agreement and listed on Exhibit B (each such series a “Fund” and collectively the “Funds”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend Exhibit B to add Angel Oak Total Return ETF and Whiplight ETF, and to remove Angel Oak Financials Income Fund; and
WHEREAS, Section 15.02 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties, and authorized or approved by the Board of Trustees of the Company.
NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
As of the Effective Date, Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EACH COMPANY LISTED ON EXHIBIT B	U.S. BANK NATIONAL ASSOCIATION
By: Angel Oak Advisors Capital, LLC

By: /s/ Adam Langley	By: /s/ Greg Farley
Name: Adam Langley	Name: Greg Farley
Title: Chief Operating Officer	Title: Senior Vice President
Date: September 23, 2025	Date: 9/23/2025

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EXHIBIT B
Custody Agreement

List of Companies

Angel Oak Funds Trust, with the following series:
•Angel Oak Multi-Strategy Income Fund
•Angel Oak UltraShort Income Fund
•Angel Oak Income ETF
•Angel Oak UltraShort Income ETF
•Angel Oak High Yield Opportunities ETF
•Angel Oak Mortgage-Backed Securities ETF
•Angel Oak Total Return ETF
•Whiplight ETF

Angel Oak Strategic Credit Fund
Angel Oak Financial Strategies Income Term Trust

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